Exhibit 99.2

COCA-COLA PLAZA

ATLANTA, GEORGIA

J. ALEXANDER M. DOUGLAS, JR. PRESIDENT, COCA-COLA NORTH AMERICA	P. O. Box 1734 Atlanta, GA 30301 ____ 404 676-4421 Fax 404-598-4421

February 8, 2016

J. Frank Harrison III

Chairman and Chief Executive Officer

Coca-Cola Bottling Co. Consolidated

4100 Coca-Cola Plaza

Charlotte, NC 28211

Dear Frank,

This letter (“Letter of Intent”) sets forth the general terms and conditions pursuant to which Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly owned subsidiary of The Coca-Cola Company (“TCCC”), or one of its affiliates, will grant certain exclusive territory rights and sell certain distribution and manufacturing assets to Coca-Cola Bottling Co. Consolidated (“Bottler”), as further described below:

1. Grant of Exclusive Territory Rights for TCCC Beverages & Comprehensive Beverage Agreement. As part of the transactions described herein (the “Transaction”), CCR will grant Bottler certain exclusive rights for the distribution, promotion, marketing and sale in the geographic area described in Exhibit A (the “Sub-Bottling Territory”) of TCCC-owned and -licensed beverage products. Such rights will be granted via a Comprehensive Beverage Agreement (the “CBA”) among TCCC, CCR and Bottler in substantially the form attached to the Territory Conversion Agreement dated September 23, 2015 between TCCC, CCR and Bottler, as amended by the First Amendment to Territory Conversion Agreement dated February 8, 2016.

2. Sale of Exclusive Territory Rights for Certain Cross-Licensed Brands. CCR will also sell, transfer and assign to Bottler certain exclusive territory rights for the distribution, promotion, marketing and sale in the Sub-Bottling Territory of the cross-licensed brands (if any) then distributed by CCR in the Sub-Bottling Territory (the “Cross-Licensed Brands”). Such sale, transfer and assignment will be via such agreements as are mutually agreed by the parties, including the Distribution APA (as defined below), and will be subject to the consent of third party brand owners.

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3. Sale of Distribution Assets and Working Capital. In connection with the grant of the exclusive territory rights referred to in the two preceding sections, CCR will sell, transfer and assign to Bottler certain distribution assets and the working capital associated therewith, all as may be necessary to distribute, promote, market and sell the Covered Beverages (as defined in the CBA), Related Products (as defined in the CBA) and Cross-Licensed Brands in the Sub-Bottling Territory and as will be more particularly described in the Distribution APA (as defined below). The parties anticipate that the sale of distribution assets and working capital and of the exclusive territory rights for Cross-Licensed Brands described above will be documented in a definitive agreement (the “Distribution APA”) in substantially the same form as similar agreements entered into by the parties in past transactions.

4. Sale of Manufacturing Assets. As part of the Transaction, CCR will also sell, transfer and assign to Bottler the manufacturing facilities and related assets identified on Exhibit B (the “Manufacturing Assets”). The parties anticipate that this sale of Manufacturing Assets will be documented in a separate definitive agreement (the “Manufacturing APA”) in substantially same form as similar agreements entered into by the parties in past transactions.

5. Grant of Manufacturing Rights for TCCC Beverages. In connection with the Closing or Closings (as defined below) under the Manufacturing APA, Bottler and TCCC will execute at each such Closing a regional manufacturing agreement (an “RMA”), in substantially the form attached as Schedule 9.4 to the Initial Regional Manufacturing Agreement dated January 29, 2016 by and between TCCC and Bottler, or an amendment to Bottler’s then-existing RMA, that will govern the terms and conditions of Bottler’s use of the Manufacturing Assets to manufacture TCCC brands, including such terms as product quality, trademark licensing provisions, and the participation of Bottler in the National Product Supply Group (“NPSG”) Board formed by the parties (which shall include governance activities as reflected in the NPSG Governance Agreement previously executed by the parties). The parties intend that the RMA (and/or other documentation to be mutually agreed by the parties) will support the business and operational arrangements among the parties and other RPBs with regard to the NPSG and the operation of the Manufacturing Assets by Bottler after the Closing.

6. Product Supply Arrangements. Bottler (as supplier) will enter into finished goods supply agreements (“FGSAs”) with CCR and other Regional Producing Bottlers (“RPBs”), Expanding Participating Bottlers (“EPBs”) and other participating bottlers (“PBs”) for finished goods that are sourced from the Manufacturing Assets. Supply arrangements for U.S. Coca-Cola Bottlers (as defined in the CBA) that are not RPBs, EPBs or PBs will be covered by a separate agreement, similar to the existing Agency Sales Agreement, in a form to be mutually agreed by the parties. The FGSAs to be entered into by Bottler hereunder and by the other RPBs will be in substantially the same form as the FGSAs in effect as of the date hereof in Bottler’s distribution territories granted by CCR in prior transactions between the parties, but will incorporate certain changes in order to reflect the NPSG governance process described in the NPSG Governance Agreement previously executed by the parties and, to the extent applicable, to conform to the RMA. The Service Level Agreements attached to each RPB’s FGSAs (including Bottler’s FGSAs) may also incorporate certain changes to reflect the operating capabilities of such RPB and its customers. CCR and Bottler will also enter into an FGSA at each Closing under the Distribution APA to govern the supply to Bottler of finished goods that are sourced from CCR.

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Any FGSA referred to in this paragraph will be in a form to be agreed between the parties and consistent with the ongoing discussions between CCR, Bottler and other U.S. Coca-Cola Bottlers and consistent with the NPSG Governance Agreement.

7. Implementation of CONA and Anticipated Formation of New IT Services Entity. As part of the Transaction, Bottler and CCR intend to implement the CONA information technology platform in the Sub-Bottling Territory. The parties anticipate that Bottler’s implementation of CONA will be consistent with their ongoing discussions on this topic and will include Bottler’s continued participation in and part ownership of a new IT services entity named “CONA Services LLC” (“CONA LLC”). The parties anticipate that CONA LLC will provide IT services to Bottler, CCR and its other bottler owners/members on mutually acceptable terms, which terms are consistent with their discussions to date.

8. Participation in System Governance Activities. Bottler and CCR/TCCC intend to implement binding System governance with effect throughout all of Bottler’s distribution territories for Coca-Cola products, to become fully effective in Bottler’s existing distribution territories during 2016. The parties anticipate that their ongoing implementation of System governance will be consistent with their ongoing discussions on this topic, and will include a detailed joint plan for transitioning from current System governance routines and mechanisms to future System governance routines and mechanisms.

9. Economic Participation. As part of the Transaction, Bottler, CCR and TCCC intend to implement arrangements under which Bottler will be provided opportunities to participate economically in (a) the U.S. existing non-DSD businesses, and (b) future non-DSD products and/or business models. The parties currently anticipate that their implementation of such arrangements will be consistent with their ongoing discussions of the topic with such improvements as the parties may mutually agree.

10. Definitive Agreements. The transactions described in this Letter of Intent will be subject to the terms of the Distribution APA (in the case of the distribution aspect of the Transaction) and the Manufacturing APA (in the case of the manufacturing aspect of the Transaction) as described above (collectively the “Definitive Agreements”). For ease of transition and to manage resources effectively, the parties may mutually agree pursuant to the Definitive Agreements to implement the distribution and manufacturing aspects of the Transaction via a series of separate closings and transitions (each, a “Closing” and, collectively, the “Closings”).

11. Economic Consideration for Transaction: Distribution Assets. In exchange for the grant of exclusive territory rights for the Covered Beverages and Related Products, the sale of distribution rights for the Cross-Licensed Brands, and the sale of the distribution assets and working capital as described above, Bottler will pay to CCR: (a) a cash amount that reflects (i) the agreed value of the exclusive territory rights for the Cross-Licensed Brands (including the distribution assets and working capital applicable thereto), and (ii) the net book value of the other distribution assets and working capital, which amount will be payable to CCR at the Closing; and (b) sub-bottling payments for the grant of exclusive rights for the distribution, promotion, marketing and sale of Covered Beverages and Related Products in the Sub-Bottling Territory, which payments will be made to CCR on a regular basis after the Closing. The calculation of

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such amounts to be paid, and any adjustments to those amounts, will be determined in the same manner as in the most recently executed definitive agreements between the parties for similar transactions.

12. Economic Consideration for Transaction: Manufacturing Assets. In exchange for the sale of the Manufacturing Assets, at the time of the Closing, Bottler will pay to CCR a cash amount that reflects: (a) the agreed value of the manufacturing rights for the Cross-Licensed Brands (including the Manufacturing Assets and working capital applicable thereto); (b) CCR’s net book value of the other Manufacturing Assets and working capital applicable thereto; and (c) an adjustment that reflects the difference in actual COGS to produce such Cross-Licensed Brands at such facilities as compared to “national average” COGS for such Cross-Licensed Brands, which amount shall be payable to CCR at the Closing, which purchase price shall be subject to adjustment and true-up processes as set forth in the Manufacturing APA.

13. Conditions to Closing. CCR and Bottler each intend to include Closing conditions in the Distribution APA and Manufacturing APA that include, without limitation, the parties’ completion of customary transition activities, the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (to the extent applicable), execution of the CBA (in the case of the Distribution APA), execution of the applicable FGSA or FGSAs, the grant of applicable third party consents, the parties’ execution of the RMA (in the case of the Manufacturing APA), the consummation of the transactions contemplated by the Distribution APA with respect to the portions of the Sub-Bottling Territory served by a production facility listed on Exhibit B hereto (in the case of the Manufacturing APA) and the completion of such other legal agreements as are necessary for the consummation of such transactions. In addition and consistent with past practice in similar transactions, the Definitive Agreements will contain mutually agreeable covenants regarding the satisfactory conduct of due diligence activities prior to the Closing.

14. Anticipated Schedule. The parties anticipate that, shortly after their execution of this Letter of Intent, there may be a joint public announcement by the parties of the Transaction and, subject to applicable regulatory requirements, detailed due diligence and joint integration planning and change management activities will then begin. The parties further anticipate that the Definitive Agreements and other formal legal agreements will be executed on or before December 31, 2016. The parties also anticipate that the Closing (and/or Closings) pursuant to the Definitive Agreements will be completed during 2017. Notwithstanding the foregoing, the parties acknowledge and agree that the before mentioned dates are estimates only, and are subject to change based on the parties’ discussions, changing business conditions, and other matters.

15. Board Approvals. This Letter of Intent is subject to the approval processes of the respective parties, including approval of each of their Boards of Directors.

16. Transition Planning Period and Activities. The parties anticipate that, in order to ensure a smooth transition of the distribution business in the Sub-Bottling Territory and the manufacturing facilities to Bottler and subject to applicable regulatory requirements, beginning on the date of execution of this Letter of Intent and continuing until the earlier of the termination of this Letter of Intent, execution of the Definitive Agreements, or the final Closing (as

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applicable), they will engage in a number of joint integration planning and change management activities.

17. Due Diligence; Pre-Closing Activities. The parties anticipate that prior to execution of the Definitive Agreements and continuing until the applicable Closing, Bottler will perform such due diligence on the distribution business and manufacturing facilities as is customary for a transaction of this nature and complexity including, without limitation, in the areas of finance, operations, environmental, legal, tax, and employment, and CCR will provide reasonable and customary access in this regard.

18. Expenses. Except as otherwise expressly agreed by the parties, each party will bear its own fees and expenses incurred in connection with the Transaction, including with respect to any due diligence, negotiation, preparation of documentation, the Closing and legal, accounting, consulting, travel and other similar fees or expenses, whether or not Definitive Agreements are reached.

19. Termination. This Letter of Intent may be terminated: (a) by mutual written consent of CCR and Bottler; or (b) upon written notice by CCR or Bottler to the other party if the Definitive Agreements have not been executed on or prior to October 1, 2017.

20. Non-Binding. This Letter of Intent expresses the present intent of the parties to enter into each Definitive Agreement and supporting operating agreements based on the principal terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, this Letter of Intent shall not be binding on the parties hereto except as to the captioned sections “Expenses”, “Termination”, “Non-Binding”, “Assignment”, “Amendment; Modification; Waiver”, “Counterparts”, “Confidentiality” and “Governing Law”, which shall be binding and expressly survive any termination hereof.

21. Assignment. This Letter of Intent and the rights and obligations set forth herein shall not be assignable by any party hereto without the prior written consent of the other party hereto. Subject to the preceding sentence, the binding provisions of this Letter of Intent (as noted in the “Non-Binding” section above) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

22. Amendment; Modification; Waiver. This Letter of Intent may not be amended or terminated or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.

23. Counterparts. This Letter of Intent may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement, and delivery of an executed signature page by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart.

24. Confidentiality. This Letter of Intent is strictly confidential and is covered by the parties’ Confidentiality Agreement – Bottler Discussions relating to System Operational Design Project. Neither this Letter of Intent nor any of its contents may be disclosed by TCCC, CCR or Bottler or any of their respective directors, officers, employees, agents, advisors or

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representatives, except as permitted in such agreement, and each of the parties will cause such persons not to make any such disclosure.

25. Governing Law. This Letter of Intent will be governed by the laws of the State of Georgia.

Frank, we appreciate your team’s efforts and dedication in our System of the Future work to date. We look forward to continuing to work closely with your team to finalize the Definitive Agreements, close this transaction and move forward with our joint work.

Please acknowledge your acceptance of the terms and conditions of this Letter of Intent by signing where indicated below and returning it to us.

[Remainder of page intentionally left blank; signature page follows]

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Very truly yours,

/s/ J. Alexander M. Douglas, Jr.

Agreed to and Accepted

as of the date first written above:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ J. Frank Harrison III
	Name:	J. Frank Harrison III
	Title:	Chairman & Chief Executive Officer

Exhibit A

Sub-Bottling Territories

CCBCC Additional Proposed Territory

Potential CCR OH/WV SCs

DRAFT

- CCBCC
- CCR Territory Considered
  - Akron
  - Elyria
  - Lima
  - Mansfield
  - Northeastern Ohio
  - Southeastern Ohio/Northern West Virginia
  - Toledo
  - Willoughby

Territory Boundaries are Approximate

CONCEPTUAL IN NATURE. NOT AN APPROVED OR ADOPTED PROPOSAL
- CLASSIFIED: HIGHLY RESTRICTED -

Classified - Confidential

Exhibit B

Manufacturing Facilities

Twinsburg, OH

Classified - Confidential